                                  EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-43787 and 333-69859).


                                      ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
March 22, 1999